Exhibit 99.1

OpenTable, Inc. Announces Third Quarter 2009 Financial Results

-- Increases Revenue 20% to $17.0 Million --
-- Grows Installed Restaurants by 20% and Seated Diners by 23% over Q3 2008 --
-- Achieves EPS of $0.04 and Non-GAAP EPS of $0.07 --

SAN FRANCISCO, Oct. 29, 2009 (GLOBE NEWSWIRE) — OpenTable, Inc. (Nasdaq: OPEN) (www.opentable.com), a leading provider of free, real-time online restaurant reservations for diners and reservation and guest management solutions for restaurants, today reported its financial results for the third quarter ended September 30, 2009.

OpenTable reported consolidated net revenues for Q3 2009 of $17.0 million, a 20% increase over Q3 2008.  Consolidated net income for Q3 2009 was $0.9 million, or $0.04 per diluted share.  Non-GAAP consolidated net income for Q3 2009, which excludes stock-based compensation expense, was $1.5 million, or $0.07 per diluted share.

OpenTable provides operating results by geography as the Company is at different stages of development in its North America and International operations.

North America Results

•	North America installed restaurant base at September 30, 2009 totaled 10,338, an 18% increase over September 30, 2008.
•	North America seated diners totaled 10.1 million, a 22% increase over Q3 2008.
•	North America revenues totaled $16.1 million, a 19% increase over Q3 2008.
•
North America non-GAAP adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, and stock-based compensation) totaled $5.7 million, or 35% of North America revenues, a 37% increase over Q3 2008.

International Results

•	International installed restaurant base at September 30, 2009 totaled 1,337, a 45% increase over September 30, 2008.
•	International seated diners totaled 0.2 million, an 89% increase over Q3 2008.
•	International revenues totaled $1 million, a 32% increase over Q3 2008.
•	International non-GAAP adjusted EBITDA totaled a loss of $1.4 million compared to adjusted EBITDA loss of $2.1 million in Q3 2008.

“Our strong performance this quarter was driven by substantial increases in both our base of installed restaurants and our total number of seated diners,” said Jeff Jordan, CEO of OpenTable.  “Despite continued challenges presented by the economy, we are really pleased to see that the business continued to demonstrate good underlying momentum throughout the third quarter – both in North America and internationally.”

Q3 2009 Consolidated Financial and Operating Summary

•	OpenTable’s total revenues were $17.0 million in Q3 2009, up 20% over Q3 2008 revenues of $14.2 million.
o	Subscription revenues were $9.1 million in Q3 2009, up 16% over Q3 2008 revenues of $7.9 million. Subscription revenues increased as a result of the increase in installed restaurants.
o	Reservation revenues were $7.1 million in Q3 2009, up 25% over Q3 2008 revenues of $5.7 million. Reservation revenues increased as a result of the increase in seated diners.
o	Installation and other revenues were $0.8 million in Q3 2009, up 26% over Q3 2008 revenues of $0.7 million.

•
Total operating expenses were $14.7 million in Q3 2009, up 3% over Q3 2008 operating expenses of $14.3 million.  The increase was primarily driven by a 6% increase in headcount and higher legal costs partially offset by a decrease in stock-based compensation.

•
Operating income was $2.4 million in Q3 2009 compared to a loss of $0.1 million in Q3 2008. Non-GAAP consolidated operating income, excluding stock-based compensation expense, was $3.0 million in Q3 2009 compared to $0.9 million in Q3 2008.

•	The Company’s year to date effective tax rate through Q3 2009 was approximately 60%. The effective tax rate is high because stock-based compensation is non-deductible for tax purposes.

•
Consolidated net income was $0.9 million, or $0.04 per diluted share, in Q3 2009 compared to a loss of $0.3 million, or a loss of $0.03 per diluted share, in Q3 2008. Non-GAAP consolidated net income, which excludes stock-based compensation expense, was $1.5 million, or $0.07 per diluted share, in Q3 2009 compared to $0.7 million, or $0.03 per diluted share, in Q3 2008.

•	As of September 30, 2009, OpenTable had cash and cash equivalents and short-term investments of $67.4 million.

“This quarter, our North America business again demonstrated the substantial operating leverage in our unique and predictable business model,” said Matt Roberts, CFO of OpenTable.  “Compared to last year, we delivered solid revenue growth this quarter without adding significant operating expenses.”

Quarterly Conference Call

A conference call will be webcast live today at 2 p.m. PT/5 p.m. ET and will be available through the fourth quarter at http://investors.opentable.com/events.cfm.  This call may contain forward-looking statements and other material information regarding the Company’s financial and operating results.

About Non-GAAP Financial Information

The accompanying press release dated October 29, 2009, contains certain non-GAAP financial measures.  Tables are provided in the press release that reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP).  These non-GAAP financial measures include non-GAAP consolidated net income and the related per diluted share amounts, non-GAAP consolidated operating income, and non-GAAP adjusted EBITDA.  When used in connection with historical results, the non-GAAP financial measure adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization and stock-based compensation.

To supplement the Company’s consolidated financial statements presented on a GAAP basis, management believes that these non-GAAP measures provide useful information about the Company’s core operating results and thus are appropriate to enhance the overall understanding of the Company’s past financial performance and its prospects for the future. Management believes it is useful to exclude stock-based compensation and non-cash charges because such items do not reflect the underlying performance of the Company’s business operations. These adjustments to the Company’s GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company’s underlying operational results and trends and performance.  Management uses these non-GAAP measures to evaluate the Company's financial results.  The presentation of additional information is not meant to be considered in isolation or as a substitute for or superior to financial results determined in accordance with GAAP.

Background Information

The Company reports consolidated operations in U.S. dollars and operates in two geographic segments: North America and International. The North America segment is comprised of all operations in the United States, Canada and Mexico, and the International segment is comprised of all non-North America operations, which includes operations in Europe and Asia. The Company substantially generates all of its revenues from its restaurant customers; it does not charge any fees to diners. The Company’s revenues include installation fees for the Electronic Reservation Book (including training), monthly subscription fees and a fee for each restaurant guest seated through online reservations.

Forward-Looking Statements

This press release and its attachments contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties.  These forward-looking statements include the quotations from management in this press release, as well as any statements regarding the Company’s strategic and operational plans.  The Company’s actual results may differ materially from those anticipated in these forward-looking statements.  Factors that may contribute to such differences include, among others, the impact of the current economic climate on the Company’s business; the Company’s ability to maintain an adequate rate of growth; the Company’s ability to effectively manage its growth; the Company’s ability to attract new restaurant customers; the Company’s ability to increase the number of visitors to its website and convert those visitors into diners; the Company’s ability to retain existing restaurant customers and diners or encourage repeat reservations; the Company’s ability to successfully enter new markets and manage its international expansion; the Company’s ability to successfully manage any acquisitions of businesses, solutions or technologies, including the GuestBridge acquisition and any future acquisitions; interruptions in service and any related impact on the Company’s reputation; and costs associated with defending intellectual property infringement and other claims.  More information about potential factors that could affect the Company’s business and financial results is contained in the Prospectus related to the secondary offering of the Company’s common stock filed pursuant to Rule 424(b) under the Securities Act with the SEC on September 23, 2009.  The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

About OpenTable, Inc.

OpenTable is a leading provider of free, real-time online restaurant reservations for diners and reservation and guest management solutions for restaurants.  The OpenTable network delivers the convenience of online restaurant reservations to diners and the operational benefits of a computerized reservation book to restaurants.  OpenTable has more than 11,000 restaurant customers, and since its inception in 1998, has seated more than 120 million diners around the world.  The Company is headquartered in San Francisco, California, and the OpenTable service is available throughout the United States, as well as in Canada, Germany, Japan, Mexico, and the United Kingdom.

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OpenTable, OpenTable.com, OpenTable logos and other service names are the trademarks of OpenTable, Inc.

Contact Information

Investor Relations:                                                                415-344-6520                                           investors@opentable.com
Media Relations Contact:                                                     415-344-4275                                           pr@opentable.com

OPENTABLE, INC.
UNAUDITED BALANCE SHEETS

	September 30,	December 31,
	2009	2008
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$18,117,000	$5,528,000
Short-term investments	49,330,000	17,259,000
Accounts receivable, net	6,689,000	6,331,000
Prepaid expenses and other current assets	2,089,000	942,000
Deferred tax asset	4,828,000	4,828,000
Restricted cash	172,000	156,000

Total current assets	81,225,000	35,044,000

Property and equipment, net	11,264,000	11,125,000
Deferred tax asset	1,375,000	3,343,000
Other assets	188,000	1,371,000

TOTAL ASSETS	$94,052,000	$50,883,000

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$7,611,000	$7,855,000
Accrued compensation	3,094,000	2,772,000
Deferred revenue	1,474,000	1,210,000
Dining rewards payable	10,754,000	8,462,000
Total current liabilities	22,933,000	20,299,000

DEFERRED REVENUE - Less current portion	3,638,000	3,900,000

Total liabilities	26,571,000	24,199,000

STOCKHOLDERS’ EQUITY:
Preferred Stock	-	21,909,000
Common Stock	2,000	1,000
Additional paid-in capital	124,549,000	64,060,000
Treasury stock	(647,000)	(647,000)
Accumulated other comprehensive loss	(34,000)	(296,000)
Accumulated deficit	(56,389,000)	(58,343,000)

Total stockholders’ equity	67,481,000	26,684,000

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$94,052,000	$50,883,000

OPENTABLE, INC.
UNAUDITED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
	(In thousands, except per share amounts)

REVENUES	$17,042	$14,181	$49,427	$41,302

COSTS AND EXPENSES:
Operations and support (1)	5,077	4,580	15,195	12,925
Sales and marketing (1)	3,845	3,755	11,652	11,065
Technology (1)	2,378	2,467	7,689	7,046
General and administrative (1)	3,379	3,449	10,321	10,005

Total costs and expenses	14,679	14,251	44,857	41,041

Income (loss) from operations	2,363	(70)	4,570	261
Other income, net	111	117	256	440

Income before taxes	2,474	47	4,826	701
Income tax expense	1,578	337	2,872	850

NET INCOME (LOSS)	$896	$(290)	$1,954	$(149)

Net income (loss) per share:
Basic	$0.04	$(0.03)	$0.12	$(0.01)
Diluted	$0.04	$(0.03)	$0.09	$(0.01)

Weighted average shares outstanding:
Basic	21,640	10,071	15,791	9,962
Diluted	23,713	10,071	22,360	9,962

(1) Stock-based compensation included in above line items:
Operations and support	$79	$89	$232	$262
Sales and marketing	180	215	588	681
Technology	91	188	382	549
General and administrative	297	492	1,128	1,623
	$647	$984	$2,330	$3,115

Other Operational Data:
Installed restaurants (at period end):
North America	10,338	8,788	10,338	8,788
International	1,337	921	1,337	921
Total	11,675	9,709	11,675	9,709

Seated diners (in thousands):
North America	10,114	8,272	30,106	25,121
International	227	120	620	373
Total	10,341	8,392	30,726	25,494

Headcount (at period end):
North America	247	234	247	234
International	63	58	63	58
Total	310	292	310	292

Additional Financial Data:
Revenues:
North America
Subscription	$8,321	$7,227	$24,048	$20,468
Reservation	6,932	5,582	20,522	17,053
Installation and other	797	622	2,205	1,733
Total North America Revenues	$16,050	$13,431	$46,775	$39,254
International
Subscription	$820	$627	$2,182	$1,690
Reservation	143	87	386	282
Installation and other	29	36	84	76
Total International Revenues	992	750	2,652	2,048
Total Revenues	$17,042	$14,181	$49,427	$41,302

Income (loss) from operations:
North America	$3,972	$2,187	$9,256	$6,767
International	(1,609)	(2,257)	(4,686)	(6,506)
Total	$2,363	$(70)	$4,570	$261

Depreciation and amortization:
North America	$1,138	$1,060	$3,457	$2,896
International	124	92	339	252
Total	$1,262	$1,152	$3,796	$3,148

Stock-based compensation:
North America	$559	$892	$2,049	$2,799
International	88	92	281	316
Total	$647	$984	$2,330	$3,115

OPENTABLE, INC.
RECONCILIATION OF GAAP TO NON-GAAP OPERATING RESULTS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
	(In thousands, except per share amounts)

Non-GAAP consolidated net income per share:
GAAP net income (loss) "as reported"	$896	$(290)	$1,954	$(149)
Add back: stock-based compensation expense	647	984	2,330	3,115

NON-GAAP CONSOLIDATED NET INCOME	$1,543	$694	$4,284	$2,966

Non-GAAP diluted net income per share	$0.07	$0.03	$0.19	$0.14

Weighted average diluted shares outstanding	23,713	20,886	22,360	20,791

Non-GAAP consolidated operating income:
GAAP income (loss) from operations "as reported"	$2,363	$(70)	$4,570	$261
Add back: stock-based compensation expense	647	984	2,330	3,115

NON-GAAP OPERATING INCOME	$3,010	$914	$6,900	$3,376

North America Adjusted EBITDA:
GAAP operating income "as reported"	$3,972	$2,187	$9,256	$6,767

Adjustments:
Stock-based compensation expense	559	892	2,049	2,799
Depreciation and amortization expense	1,138	1,060	3,457	316

North America Adjusted EBITDA	$5,669	$4,139	$14,762	$9,882

International Adjusted EBITDA:
GAAP operating loss "as reported"	$(1,609)	$(2,257)	$(4,686)	$(6,506)

Adjustments:
Stock-based compensation expense	88	92	281	316
Depreciation and amortization expense	124	92	339	252

International Adjusted EBITDA	$(1,397)	$(2,073)	$(4,066)	$(5,938)